SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      April 28, 1999
(Date of earliest event reported)  (April 28, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                0-13627         04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          360 Second Ave., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On April 28, 1999, the Registrant issued the following press release:

"CTC Communications' ICN Network is Operational

WALTHAM, Mass.--April 28, 1999--CTC Communications Corp. (NASDAQ NNM:CPTL) announced today that its Integrated Communications Network (ICN) has completed alpha testing, is operational and will begin carrying beta customer traffic in May.

CTC has completed testing of its ICN backbone, fiber connectivity, Network Operations Center and fourteen of its initial twenty-two nodes. The remaining eight nodes are in various stages of implementation. CTC expects to launch commercial network service this summer utilizing all twenty-two nodes. The initial Network deployment will provide service within and between markets in each of the New England States, New York, New Jersey and Maryland.

CTC's ICN is a certified Cisco Powered Network(TM) which includes a suite of Cisco networking products supporting IP, frame relay and ATM, which will enable CTC to provide its customers with a broad array of enhanced, value added, high speed packet based services. ICN Network service offerings this summer will include high-speed broadband ATM customer access to the ICN Network through CTC's PowerPath(SM). PowerPath(SM) delivers integrated services including long distance voice, data, video and Internet to the customer location utilizing a variety of underlying technologies including SDSL, Leased T1's and Fiber.

Robert J. Fabbricatore, Chairman of the Board and CEO of CTC stated, "In June of 1998, CTC announced its plans to design and deploy the ICN Network. Today, the Network is operational and will soon begin carrying live customer traffic. The combined efforts of CTC, Cisco and International Network Services Inc. (INS) over this past year have resulted in a customer centric, state of the art, Cisco Powered Network(TM). We believe that CTC's Network coupled with our data expertise and customer care processes will bring flexible, high performance and cost effective packet based networking to our business customers."

Frederic Kunzi, Vice President and Chief Technology Officer of CTC stated, "The build-out of the ICN Network is progressing well and on schedule. CTC's ICN Network support infrastructure, including its Network Operations Center and Operations Support Systems, are operational in CTC's new Technology Center in Waltham, Massachusetts. CTC's fully redundant, network back up center in Springfield, Massachusetts will be on line and operational in May."

Steven P. Milton, President of CTC, stated, "The implementation of the ICN Network this summer provides us the opportunity to deliver better, faster, less costly, state of the art services to our customers while at the same time improving operating efficiencies and margins. The ICN Network represents another substantial milestone in our Company's growth".

CTC is a rapidly growing provider of integrated communications solutions to small and medium sized business customers in the Northeast U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access and other advanced data services. The Company markets its services through its 253 member sales and service representatives located in 25 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York and Maryland. Company headquarters are in Waltham, Massachusetts and CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications Corp.
John D. Pittenger, (781) 466-1302
www.ctcnet.com"


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
April 28, 1999